UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2016

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5757 North Green Bay Avenue Milwaukee, Wisconsin	53209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 357-9100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with certain developments described below relating to the separation of the automotive seating and interiors business of Johnson Controls, Inc. (the “separation”) by means of a spin-off of a newly formed company named Adient plc (“Adient” and such spin-off, the “distribution”).  Adient Global Holdings Ltd (“AGH”) is currently a wholly owned subsidiary of Johnson Controls.  As a result of the separation and distribution, AGH will become a wholly owned subsidiary of Adient.

Item 1.01  Entry into a Material Definitive Agreement

On July 27, 2016 AGH, entered into a new term loan facility (the “Term Loan A Facility”) and a revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan A Facility, the “Credit Facilities”) with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), providing for commitments with respect to the $1.5 billion Revolving Credit Facility and the $1.5 billion Term Loan A Facility. The Credit Facilities mature on July 27, 2021. The full amount of the Term Loan A Facility and $750 million of the Revolving Credit Facility is available to AGH prior to the date of the distribution.

The Credit Facilities are currently guaranteed by Johnson Controls.  Prior to the merger of Johnson Controls with an indirect wholly owned subsidiary of Tyco International plc, with Johnson Controls surviving as an indirect wholly owned subsidiary of Tyco (the “Merger”), the covenants, representations and warranties and events of default in the Credit Facilities are substantially identical to those in the Credit Agreement dated as of August 6, 2013, as amended, among Johnson Controls, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto (the “Predecessor JCI Credit Agreement”).  Prior to the Merger, the loans under the Credit Facilities will bear interest at the same rate as loans made under the Predecessor JCI Credit Agreement.

Following the Merger, the Predecessor JCI Credit Agreement will be terminated and the Credit Agreement, dated as of March 10, 2016, among Johnson Controls, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto is expected to become effective (the “Successor JCI Credit Agreement”).  Upon effectiveness of the Successor JCI Credit Agreement, Tyco (which will change its name to Johnson Controls International plc) will also guarantee the Credit Facilities.  From and after the guarantee of the Credit Facilities by Tyco and the satisfaction of certain other customary conditions, the covenants, representations and warranties and events of default in the Credit Facilities will be substantially identical to those in the Successor JCI Credit Agreement.  Furthermore, from and after the satisfaction of such conditions, the loans made under the Credit Facilities will bear interest at the same rate as loans made under the Successor JCI Credit Agreement.

On the date of the distribution, Adient and certain of its wholly owned U.S. and English subsidiaries (collectively, the “Credit Agreement Guarantors”) will guarantee the Credit Facilities, and the guarantees of Johnson Controls and Tyco will automatically be released.  In addition, a wholly owned U.S. subsidiary of AGH will be added as a subsidiary borrower (the “Subsidiary Borrower”) under the Revolving Credit Facility.  On the date of the distribution, it is expected that the Credit Facilities will be secured by a security interest in substantially all of the assets of AGH, the Subsidiary Borrower and the Credit Agreement Guarantors, subject to certain exceptions. Following the distribution, the grant of such security interests and guarantees and the satisfaction of certain other conditions, the full amount of the Revolving Credit Facility will become available for borrowing.

Following the date of the distribution, the Credit Facilities will bear interest, at AGH’s election, based on either LIBOR or a base rate calculated by the Administrative Agent in accordance with the Credit Facilities.  LIBOR loans will accrue interest at a rate of LIBOR plus a margin of 1.25-2.25% (determined based on Adient’s total net leverage ratio).  Base rate loans will bear interest at the base rate plus a margin of 0.25-1.25% (determined based on Adient’s total net leverage ratio).  Commencing June 30, 2017 (or if the distribution occurs prior to December 31, 2016, the last day of the first full fiscal quarter after the distribution) the Term Loan A Facility will require quarterly amortization payments of 0.625% of the original principal amount thereof in the first year following the closing of the Credit Facilities, 1.25% of the original principal amount thereof in the second and third years following the closing of the Credit Facilities, and 2.50% of the original principal amount thereof thereafter. The Term Loan A Facility will also require mandatory prepayments in connection with certain non-ordinary course asset sales and insurance recovery and condemnation events, among other things, and subject in each case to certain significant exceptions. Prior to the date of the distribution, AGH may be required to pay a 0.25% per annum commitment fee on the unused portions of the committed loans under the Credit Facilities.  Following the date of the distribution and the satisfaction of certain other conditions, AGH will pay a commitment fee on the unused portion of the commitments under the Revolving Credit Facility based on the total net leverage ratio of Adient, ranging from 0.15% to 0.35%.

Following the date of the distribution, the Credit Facilities will contain covenants that include, among other things and subject to certain significant exceptions, restrictions on Adient’s ability to declare or pay dividends, make certain payments in respect of the notes, create liens, incur additional indebtedness, make investments, engage in transactions with affiliates, enter into agreements restricting Adient’s subsidiaries’ ability to pay dividends, dispose of assets and merge or consolidate with any other person. In addition, following the date of the distribution, the Credit Facilities will contain a financial maintenance covenant requiring Adient to maintain a total net leverage ratio equal to or less than 3.50 to 1.00, tested on a quarterly basis.

In addition, at AGH’s option, AGH may assign and novate its obligations under the Credit Facilities to a wholly owned subsidiary of (i) prior to the date of the distribution, AGH or (ii) from and after the date of the distribution, Adient, in each case organized under the laws of England and Wales to whom AGH has transferred or intends to promptly commence transferring all or substantially all of its assets, subject to the satisfaction of certain conditions, whereupon AGH will be automatically released from any obligations as borrower under the Credit Facilities.

The foregoing description of the Credit Facilities does not purport to be complete and is qualified in its entirety by reference to the Credit Facilities, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in the Introductory Note and Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure

On July 29, 2016, Adient issued a press release announcing a proposed private placement by AGH of up to $2.0 billion U.S. dollar equivalent aggregate principal amount of senior unsecured notes and the closing of the Credit Facilities.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In connection with its private placement of notes, AGH intends to provide certain potential debt investors with the financial and other information related to Adient, as set forth in this Item 7.01 to this Current Report on Form 8-K.

Recent Developments

Adient’s preliminary results for the three and nine months ended June 30, 2016 are as follows:

•                  For the three months ended June 30, 2016, Adient expects to record net sales of approximately $4,362 million, representing a decrease of approximately $1,040 million when compared to the same period last year.  For the nine months ended June 30, 2016, Adient expects to record net sales of approximately $12,893 million, representing a decrease of approximately $3,016 million when compared to the same period last year. The decrease in revenue is attributable to the deconsolidation of the Interiors business upon the formation of the YFAI joint venture in the fourth quarter of fiscal year 2015 and the negative impact from foreign currency translation.

•                  Adient expects to report pre-tax net income for the three months ended June 30, 2016 in the range of $143 million to $153 million compared to pre-tax net income of $322 million in the same period last year.  The decrease was primarily due to approximately $75 million of restructuring and impairment charges and approximately $117 million of separation costs recorded in the three months ended June

30, 2016, with no similar charges in the corresponding prior year period.  Adient expects to report pre-tax net income for the nine months ended June 30, 2016 in the range of $432 million to $442 million compared to pre-tax net income of $778 million in the same period last year.  The decrease was primarily due to approximately $244 million of restructuring and impairment charges and approximately $249 million of separation costs recorded in the nine months ended June 30, 2016, compared to no similar charges in the corresponding prior year period.

•                  Adient expects Pro Forma Adjusted EBITDA for the three months ended June 30, 2016 to be in the range of $431 million to $441 million compared to Pro Forma Adjusted EBITDA of $418 million for the same period last year.  Adient expects Pro Forma Adjusted EBITDA for the nine months ended June 30, 2016 to be in the range of $1,208 million to $1,218 million compared to Pro Forma Adjusted EBITDA of $1,075 million for the same period last year.  Factors affecting pre-tax net income comparisons have a substantially similar effect on Adient’s Pro Forma Adjusted EBITDA.

Management has prepared the preliminary results presented above in good faith based upon Adient’s internal reporting as of and for the three months and nine months ended June 30, 2016.   These results are preliminary and unaudited, have not been reviewed by external auditors and are subject to completion and, as such, may be revised as a result of management’s further review of Adient’s results.  There can be no assurance that Adient’s final results for this quarterly period will not differ from these estimates.  Any such changes could be material.  During the course of the preparation of Adient’s combined financial statements and related notes as of the three and nine months ended June 30, 2016, Adient may identify items that would require it to make material adjustments to the preliminary financial information presented above.

This preliminary information has been prepared on a stand-alone basis derived from the consolidated financial statements and accounting records of Johnson Controls as if Adient had been operating as a stand-alone company for the periods presented.  The preliminary information for the presented periods includes allocations for certain support functions that are provided on a centralized basis by Johnson Controls and subsequently recorded at the business unit level, such as expenses related to employee benefits, finance, human resources, risk management, information technology, facilities, and legal, among others.  These expenses have been allocated to Adient on the basis of direct usage when identifiable, with the remainder allocated on a proportional basis of combined sales, headcount or other measures of Adient or Johnson Controls.  Management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocating general corporate expenses from Johnson Controls, are reasonable.  Nevertheless, the combined financial statements may not include all actual expenses that would have been incurred by Adient and may not reflect the combined results of operations, financial position and cash flows had it been a stand-alone company during the periods presented.  Actual costs that would have been incurred if Adient had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

These estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with U.S. GAAP.  In addition, these preliminary estimates as of and for the three and nine months ended June 30, 2016 are not necessarily indicative of the results to be achieved for the remainder of 2016 or any future period.

The following table reconciles pre-tax net income to EBITDA, Adjusted EBTIDA and Pro Forma Adjusted EBITDA for the preliminary amounts presented above:

	Three Months Ended June 30,			Nine Months Ended June 30,
	2016		2015	2016		2015
	(preliminary)			(preliminary)
(in millions)	High end	Low end		High end	Low end
Pre-tax net income (loss)	$153	$143	$322	$442	$432	$778
Net financing charges	2	2	4	8	8	11
Depreciation and amortization	81	81	88	253	253	266
EBITDA	236	226	414	703	693	1,055
Restructuring and impairment costs (a)	77	77	4	254	254	12

	Three Months Ended June 30,			Nine Months Ended June 30,
	2016		2015	2016		2015
	(preliminary)			(preliminary)
(in millions)	High end	Low end		High end	Low end
Stock-based compensation (b)	14	14	4	20	20	20
Purchase accounting adjustments (c)	5	5	—	15	15	—
Adjusted EBITDA	$332	$322	$422	$992	$982	$1,087
Separation costs (d)	117	117	—	249	249	—
Multi-Employer Pension plan credits (e)	(8)	(8)	(4)	(23)	(23)	(12)
Pro Forma Adjusted EBITDA	$441	$431	$418	$1,218	$1,208	$1,075

(a)         Restructuring and impairment costs includes $75 million and $244 million of U.S. GAAP restructuring and impairment costs in the three and nine months ended June 30, 2016, respectively.  It also includes $2 million and $10 million of other restructuring-related costs in the three and nine months ended June 30, 2016, respectively.  In the prior year, $4 million and $12 million of other restructuring-related costs are recorded in the three and nine months ended June 30, 2015, respectively.

(b)         Reflects non-cash stock-based compensation charges.

(c)          Reflects amortization of intangible assets related to the YFAI joint venture recorded within equity income.

(d)         Reflects expenses associated with the separation and distribution.

(e)          Reflects the removal of multi-employer pension plan credits incurred during the three and nine months ended June 30, 2016 of ($8) million and ($23) million, respectively, and ($4) million and ($12) million during the three and nine months ended June 30, 2015, respectively.

Last Twelve Months (LTM) March 31, 2016

The following unaudited combined statement of income represents the historical financial results of Adient for the twelve months ended March 31, 2016.  These results have been derived from previously issued combined financial statements of Adient as included in Adient’s registration statement on Form 10, which was filed with the Securities and Exchange Commission on April 27, 2016 and most recently amended on July 27, 2016.  Such financial statements have been prepared on a stand-alone basis derived from the consolidated financial statements and accounting records of Johnson Controls as if Adient had been operating as a stand-alone company for the period presented.  The preliminary information for the presented period includes allocations for certain support functions that are provided on a centralized basis by Johnson Controls and subsequently recorded at the business unit level, such as expenses related to employee benefits, finance, human resources, risk management, information technology, facilities, and legal, among others.  These expenses have been allocated to Adient on the basis of direct usage when identifiable, with the remainder allocated on a proportional basis of combined sales, headcount or other measures of Adient or Johnson Controls. Management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocating general corporate expenses from Johnson Controls, are reasonable. Nevertheless, the combined financial statements may not include all actual expenses that would have been incurred by Adient and may not reflect the combined results of operations, financial position and cash flows had it been a stand-alone company during the periods presented.  Actual costs that would have been incurred if Adient had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

LTM March 31, 2016
(in millions)	(unaudited)
Net sales(1)	$18,095
Cost of sales	16,361
Gross profit	1,734
Selling, general and administrative expenses	(1,029)
Gain (loss) on business divestitures – net	137
Restructuring and impairment costs	(351)
Net financing charges	(11)

LTM March 31, 2016
(in millions)	(unaudited)
Equity income	312
Income before income taxes	792
Income tax provision(2)	1,273
Net income (loss)	(481)
Income attributable to noncontrolling interests	69
Net income (loss) attributable to Adient	$(550)

(1)         On July 2, 2015, Adient completed its global automotive interiors joint venture with Yangfeng Automotive Trim Systems and deconsolidated the contributed interiors business since that date resulting in lower consolidated net sales in subsequent periods.  Refer to the section of the Preliminary Information Statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for more information on the impact of this transaction on consolidated net sales.

(2)         In the six months ended March 31, 2016, $778 million of one-time tax expense related to the change in assertion over permanently reinvested earnings as a result of the spin-off.

Reconciliation of Non-GAAP Measures

Segment income, earnings before income tax (benefit) expense, interest expense and depreciation and amortization (“EBITDA”), Adjusted EBITDA and Pro Forma Adjusted EBITDA are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts.  Since all companies do not use identical calculations, Adient’s definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.  Segment income, EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are measures used by management to evaluate the operating performance of the company and its business segments to forecast future periods.  Segment income is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring and impairment costs in accordance with U.S. GAAP, and net mark-to-market adjustments on pension and postretirement plans.  General corporate and other overhead expenses are allocated to business segments in determining segment income.  Adjusted EBITDA is defined as EBITDA excluding restructuring charges, asset impairments, stock-based compensation, mark-to-market on pension and postretirement plans, purchase accounting adjustments, transaction (gains) losses, and other significant special items.  Pro Forma Adjusted EBITDA includes further adjustments for the separation and distribution.  Management uses these measures to evaluate the performance of ongoing operations separate from items that may have a disproportionate impact on any particular period.  These measures are also used by securities analysts, institutional investors and other interested parties in the evaluation of companies in Adient’s industry.

	LTM March 31,	As of or for the Six Months Ended March 31,			As of or for the Fiscal Year Ended September 30,
(dollars in millions)	2016	Pro forma 2016	2016	2015	Pro forma 2015	2015	2014	2013	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)				(unaudited)	(unaudited)
Net income (loss) attributable to Adient	$(550)	$(589)	$(642)	$383	$344	$475	$307	$187	$267	$368
Income attributable to non-controlling interests	69	40	40	37	66	66	67	58	70	76
Income tax provision	1,273	879	891	36	379	418	296	168	131	172
Net financing charges	11	82	6	7	163	12	15	10	22	16
Restructuring and impairment costs	351	169	169	—	182	182	158	280	143	—
Pension mark-to-market (a)	6	—	—	—	6	6	50	13	37	1
Segment income	$1,160	$581	$464	$463	$1,140	$1,159	$893	$716	$670	$633

Net income (loss) attributable to Adient	$(550)	$(589)	$(642)	$383	$344	$475	$307	$187	$267	$368
Income attributable to non-controlling interests	69	40	40	37	66	66	67	58	70	76

	LTM March 31,	As of or for the Six Months Ended March 31,			As of or for the Fiscal Year Ended September 30,
	2016	Pro forma 2016	2016	2015	Pro forma 2015	2015	2014	2013	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)				(unaudited)	(unaudited)
Income tax provision	1,273	879	891	36	379	418	296	168	131	172
Net financing charges	11	82	6	7	163	12	15	10	22	16
Depreciation and amortization	341	172	172	178	347	347	437	450	416	366
EBITDA	$1,144	$584	$467	$641	$1,299	$1,318	$1,122	$873	$906	$998
Restructuring and impairment costs (b)	367	177	177	8	198	198	174	288	154	11
Stock-based compensation (c)	6	6	6	16	16	16	19	28	18	4
Pension mark-to-market (a)	6	—	—	—	6	6	50	13	37	1
Purchase accounting adjustments (d)	15	10	10	—	5	5	—	—	—	—
Transaction (gains) losses (e)	(137)	—	—	—	(137)	(137)	86	(135)	(3)	—
Adjusted EBITDA	$1,401	$777	$660	$665	$1,387	$1,406	$1,451	$1,067	$1,112	$1,014
Separation costs (f)	132
Multi-Employer Pension plan credits (g)	(26)
Pro forma adjusted EBITDA	$1,507

(a)              Reflects net mark-to-market adjustments on pension and postretirement plans.

(b)              Restructuring and impairment costs includes $169 million, $182 million, $158 million, $280 million and $143 million of U.S. GAAP restructuring and impairment costs in the six months ended March 31, 2016 and fiscal year 2015, 2014, 2013 and 2012, respectively.  It also includes $8 million and $8 million of other restructuring-related costs in the six months ended March 31, 2016 and 2015, respectively, and $16 million, $16 million, $8 million, $11 million and $11 million of restructuring-related costs in fiscal year 2015, 2014, 2013, 2012 and 2011, respectively.  LTM restructuring and impairment costs include $182 million and $169 million of U.S. GAAP restructuring and impairment costs in the fourth quarter of fiscal 2015 and in the second quarter of fiscal 2016, respectively.  It also includes $8 million and $8 million of other restructuring-related costs in the fourth quarter of fiscal 2015 and in the second quarter of fiscal 2016, respectively.

(c)              Reflects non-cash stock-based compensation charges.

(d)              Reflects amortization of intangible assets related to the YFAI joint venture recorded within equity income.

(e)              Reflects transactional (gains) losses related to acquisitions and divestitures completed by Adient.  Acquisitions result in gains when an existing interest is already held in the acquired company.  During the fourth quarter of fiscal 2015, Adient completed its global automotive interiors joint venture with Yanfeng Automotive Trim Systems and recorded a gain of $127 million.  Also during the fourth quarter of fiscal 2015, Adient completed a divestiture in the Seating segment and recorded a gain of $10 million.

(f)               Reflects expenses associated with the separation and distribution.

(g)              Reflects the removal of multi-employer pension plan credits incurred during the historical period (($15 million for the first and second quarters of fiscal 2016 and ($11) million for the third and fourth quarters of fiscal 2015) for pension plans that will remain with Johnson Controls as a direct result of Adient separating from Johnson Controls.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the U.S. Securities Exchange Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Cautionary Statement Regarding Forward-Looking Statements

Johnson Controls has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, “deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Johnson Controls’ or the combined company’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls control, that could cause Johnson Controls’ actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: risks and uncertainties related to the capital markets generally and whether Adient and AGH will offer the Notes or consummate the offering, the anticipated terms of the Notes and the anticipated use of proceeds, uncertainties as to the timing of the spin-off and whether it will be completed, the possibility that various closing conditions for the spin-off may not be satisfied or waived, the expected tax treatment of the spin-off, the impact of the spin-off on the businesses of Johnson Controls and Adient, the ability of both companies to meet debt service requirements, the availability and terms of financing and expectations of credit rating, the risk that disruptions from the spin-off will harm Johnson Controls’ business, competitive responses to the spin-off, general economic and business conditions that affect Johnson Controls and Adient following the spin-off, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, and cancellation of or changes to commercial arrangements.  A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled “Risk Factors” in Johnson Controls’ Annual Report on Form 10-K for the fiscal year ended September 30, 2015 filed with the SEC on November 18, 2015  and Johnson Controls’ quarterly reports on Form 10-Q filed with the SEC after such date, available at www.sec.gov and www.johnsoncontrols.com under the “Investors” tab, as well as the Form 10 registration statement filed by Adient Limited and the amendments thereto. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are only made as of the date of this document, unless otherwise specified, and, except as required by law, and Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Credit Agreement, dated as of July 27, 2016, among Adient Global Holdings Ltd., JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and agents party thereto

99.1	Press release issued July 29, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

Date: July 29, 2016	By:	/s/ Brian J. Stief
	Name:	Brian J. Stief
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement, dated as of July 27, 2016, among Adient Global Holdings Ltd., JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and agents party thereto

99.1	Press release issued July 29, 2016